Exhibit 99.1

HireRight Reports Third Quarter 2021 Results
– Revenues Grew 57% over Prior Year –
– Strengthened Balance Sheet with IPO Proceeds –
– Increased Revenue Outlook for 2021 –

Nashville, Tenn. — November 18, 2021 – HireRight Holdings Corporation (the "Company") (NYSE: HRT) ("HireRight" or the "Company"), a leading provider of background screening services, today announced financial results for its third quarter ended September 30, 2021.

Third Quarter 2021 Highlights:

•Revenues of $205.0 million for Q3 2021 increased 57%, from $130.7 million in Q3 2020
•Operating income of $26.5 million for Q3 2021, compared to operating loss of $7.2 million for Q3 2020
•Net income of $7.3 million for Q3 2021, up from net loss of $27.0 million for Q3 2020
•Adjusted EBITDA of $51.6 million for Q3 2021, up from $28.0 million for Q3 2020

“We continued to see increasing strength and demand from our end markets as the global economy recovers from the pandemic. That strength combined with new wins has led us to the highest revenue quarter in the Company's history, demonstrating our attractive position in an industry with global secular growth drivers,” said HireRight President and CEO Guy Abramo. “Looking ahead, we’re excited at the opportunities to capitalize on our growing pipeline and the rising demand in labor markets. With our recent IPO, our entire team is energized and squarely aligned on execution and delivering long-term shareholder value.”

Revenues
Total revenues were $205.0 million for the three months ended September 30, 2021, compared to $130.7 million for the three months ended September 30, 2020. Service revenues increased $53.7 million, or 54.5%, to $152.3 million, and revenues from surcharge fees increased $20.6 million, or 64.1%, to $52.6 million. Revenues from international locations more than doubled and increased by $8.2 million to $15.9 million while revenue from domestic locations increased by 53.8% to $189.1 million compared to the three months ended September 30, 2020.

Cost of Services (exclusive of depreciation and amortization)
Cost of services was $111.3 million for the three months ended September 30, 2021 compared to $69.7 million for the three months ended September 30, 2020, primarily due to higher client order volumes over the COVID- impacted prior year period. Cost of services as a percent of revenue increased to 54.3% for the three months ended September 30, 2021 compared to 53.3% for the three months ended September 30, 2020.

Selling, General and Administrative
Selling, general and administrative expenses (“SG&A”) improved by 1.4%, for the three months ended September 30, 2021, compared to the three months ended September 30, 2020, primarily due to a reduction in costs, including legal settlement fees and merger integration expenses, which were substantially completed by December 31, 2020. These decreases were mostly offset by increases in personnel costs associated with incentive compensation and fringe benefit programs and investments associated with incremental technology and product resources.

Liquidity and Capital Resources
Subsequent to September 30, 2021, the Company utilized part of the $393.5 million net proceeds from its recent IPO for repayment, in full, of its $215.0 million second lien loan. The Company had a $10.0 million outstanding balance on its revolving credit facility and there remained $88.2 million of availability as of September 30, 2021. The Company plans to use approximately $100.0 million of proceeds of the IPO to repay, in part, the First Lien Term Loan Facility and no longer expects to incur swap breakage fees of approximately $4.2 million.

Unrestricted cash and cash equivalents as of September 30, 2021, totaled $19.7 million.

The Company generated $19.0 million of cash from operations for the nine months ended September 30, 2021, compared to cash from operations of $7.7 million for the nine months ended September 30, 2020.

Full-Year Outlook
Based on current Company expectations and economic conditions, HireRight is providing full-year 2021 outlook including revenue in a range of $713.0 million to $716.0 million and Adjusted EBITDA in a range of $157.0 million to $160.0 million.

Webcast and Conference Call
Management will discuss third quarter 2021 results on a webcast at 2 p.m. (PT) / 5 p.m. (ET) today, Thursday, November 18, 2021. The webcast, along with the related presentation materials, may be accessed via HireRight's investor relations website page at ir.hireright.com under "News and Events". To listen by phone, please dial 1-855-327-6837 or 1-631-891-4304.

The webcast replay, along with the related presentation materials, can be accessed via HireRight's investor relations website page at ir.hireright.com under "News and Events", and will be available for 90 days. A replay of the call will also be available until midnight, December 30, 2021 by dialing 1-844-512-2921 or 1-412-317-6671 and entering passcode 10016015.

About HireRight
HireRight provides comprehensive background screening, verification, identification, monitoring, and drug and health screening services for more than 40,000 customers across the globe. HireRight offers services via a unified global software and data platform that tightly integrates into their customers’ human capital management systems enabling highly effective and efficient workflows for workforce hiring, onboarding, and monitoring. In 2020, HireRight screened over 20 million job applicants, employees and contractors for its customers. For more information, visit www.HireRight.com or contact InvestorRelations@HireRight.com.

Non-GAAP Financial Measures
To supplement the financial results presented in accordance with generally accepted accounting principles in the United States (“GAAP”), HireRight presents certain non-GAAP financial measures. A “non-GAAP financial measure” is a numerical measure of a company’s financial performance that excludes amounts that are included in the most directly comparable measure calculated and presented in accordance with GAAP or includes amounts that are excluded from the most directly comparable measure calculated and presented in accordance with GAAP in the statements of operations, balance sheets or statements of cash flow of the Company.

We believe that our non-GAAP financial measures and key metrics provide information useful to investors in assessing our financial condition and results of operations. These measures should not be considered an alternative to net income or any other measure of financial performance or liquidity presented in accordance with GAAP. These measures have important limitations as analytical tools because they exclude some but not all items that affect the most directly comparable GAAP measures. Additionally, our non-GAAP financial measures may be defined differently than similar measures used by other companies in our industry, thereby diminishing their utility for comparison purposes.
The non-GAAP financial measures presented in this earnings release are adjusted EBITDA, adjusted EBITDA service margin, and adjusted net income (loss). Reconciliations of these non-GAAP financial measures to the most directly comparable measures calculated and presented in accordance with GAAP are provided as schedules attached to this release.

Adjusted EBITDA
Adjusted EBITDA represents, as applicable for the period, net income (loss) before provision for income taxes, interest expense, depreciation and amortization expense, equity-based compensation, realized and unrealized gain (loss) on foreign exchange, merger integration expenses, legal settlement costs outside the normal course of business, and other items management believes are not representative of the Company’s core operations. Adjusted EBITDA is a supplemental financial measure that management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess our:
•Operating performance as compared to other publicly traded companies without regard to capital structure or historical cost basis;
•Ability to generate cash flow;
•Ability to incur and service debt and fund capital expenditures; and
•Viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.

Adjusted EBITDA Service Margin
Adjusted EBITDA Service Margin is calculated as Adjusted EBITDA as a percentage of service revenue. Because we are able to charge our customers for direct access to certain data suppliers and we generally do not mark up those charges, we focus on the management of Adjusted EBITDA as a percentage of service revenue, as we believe this non-GAAP measure more accurately reflects the management of our controllable costs and profitability.
Adjusted Net Income (Loss)
In addition to Adjusted EBITDA and Adjusted EBITDA Service Margin, management believes that Adjusted Net Income (Loss) is a strong indicator of our overall operating performance and is useful to our management and investors as a measure of comparative operating performance from period to period. We define Adjusted Net Income (Loss) as net income (loss) adjusted for equity-based compensation, realized and unrealized gain (loss) on foreign exchange, merger integration expenses, legal settlement costs outside the normal course of business, and other items, to which we apply an adjusted effective tax rate. See the footnotes to the table below for a description of certain of these adjustments.
Safe Harbor Statement
This press release and management's comments on the third quarter results conference call mentioned above include forward-looking statements, including statements related to management's outlook for 2021 revenue and Adjusted EBITDA. The forward-looking statements are based on current expectations, estimates, forecasts and projections about our business and the industry in which we operate and management's beliefs and assumptions. Forward-looking statements may be identified by the use of words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "projects," "forecasts," and similar expressions. Forward-looking statements are not guarantees of future performance and involve certain known and unknown risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from what is expressed, forecasted or implied in the forward-looking statements. Factors that may affect the outcome of the forward-looking statements include, among other things, the impacts, direct and indirect, of the COVID‐19 pandemic on our business, our consultants and employees, and the overall economy; our ability to maintain our professional reputation and brand name; the fact that our net revenue may be affected by adverse economic conditions; the aggressive competition we face; our heavy reliance on information management systems; the significant risk of liability we face in the services we perform; the fact that data security, data privacy and data protection laws and other evolving regulations and cross-border data transfer restrictions may limit the use of our services and adversely affect our business; social, political, regulatory and legal risks in markets where we operate; the impact of foreign currency exchange rate fluctuations; unfavorable tax law changes and tax authority rulings; any impairment of our goodwill, other intangible assets and other long-lived assets; our ability to execute and integrate future acquisitions; our ability to access additional credit; and the increased cybersecurity requirements, vulnerabilities, threats and more sophisticated and targeted cyber-related attacks that could pose a risk to our systems, networks, solutions, services and data. For more information on the factors that could affect the outcome of forward-looking statements, refer to our Registration Statement on Form S-1 filed with the SEC, as declared effective on October 28, 2021, in particular the sections of that document entitled "Risk Factors," "Forward-Looking Statements," and "Management's Discussion and Analysis of Financial Condition and Results of Operations." We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts:

Investors:
InvestorRelations@HireRight.com
+1 949-528-1000

Media:
Monica.Soladay@HireRight.com

HireRight Holdings Corporation
Condensed Consolidated Balance Sheet (Unaudited)

	September 30,	December 31,
	2021	2020
	(in thousands, except unit amounts)
Assets
Current assets
Cash and cash equivalents	$19,656	$19,077
Restricted cash	4,982	4,982
Accounts receivable, net of allowance for doubtful accounts of $4,277 and $3,919 at September 30, 2021 and December 31, 2020, respectively	151,801	107,800
Prepaid expenses and other current assets	21,992	18,221
Total current assets	198,431	150,080
Property and equipment, net	14,457	17,486
Intangible assets, net	403,862	448,816
Goodwill	819,639	820,032
Other non-current assets	18,258	17,238
Total assets	$1,454,647	$1,453,652
Liabilities and Members' Equity
Current liabilities
Accounts payable	$10,053	$24,608
Accrued expenses and other current liabilities	76,488	56,809
Accrued salaries and payroll	29,319	23,125
Derivative instruments, current	18,772	18,258
Debt, current portion	8,350	8,350
Total current liabilities	142,982	131,150
Debt, long-term portion	1,009,936	1,013,397
Derivative instruments, long-term	19,097	35,317
Deferred taxes	15,164	13,567
Other non-current liabilities	3,052	3,334
Total liabilities	1,190,231	1,196,765
Commitments and contingencies
Class A Units - 57,168,291 units issued and outstanding at September 30, 2021 and December 31, 2020	590,711	590,711
Additional paid-in capital	17,853	15,360
Accumulated deficit	(347,398)	(339,061)
Accumulated other comprehensive income (loss)	3,250	(10,123)
Total members’ equity	264,416	256,887
Total liabilities and members’ equity	$1,454,647	$1,453,652

HireRight Holdings Corporation
Condensed Consolidated Statements of Operations (Unaudited)

	Three Months Ended September 30,
	2021	2020
	(in thousands, except units and per unit amounts)
Revenues	$204,981	$130,674

Expenses
Cost of services (exclusive of depreciation and amortization below)	111,328	69,683
Selling, general and administrative	47,652	48,347
Depreciation and amortization	19,531	19,808
Total expenses	178,511	137,838
Operating income (loss)	26,470	(7,164)

Other expenses
Interest expense	18,518	18,597
Other expense (income), net	22	(185)
Total other expense	18,540	18,412
Income (loss) before income taxes	7,930	(25,576)
Income tax expense	649	1,466
Net income (loss)	$7,281	$(27,042)

Net income (loss) per unit:
Basic	$0.13	$(0.47)
Diluted	$0.13	$(0.47)
Weighted average units outstanding:
Basic	57,168,291	57,168,291
Diluted	57,199,204	57,168,291

HireRight Holdings Corporation
Condensed Consolidated Statements of Cash Flows (Unaudited)

	Nine Months Ended September 30,
	2021	2020
	(in thousands)
Cash flows from operating activities
Net loss	$(8,337)	$(72,936)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	56,013	58,283
Deferred income taxes	1,933	2,601
Amortization of debt issuance costs	3,139	3,012
Amortization of contract assets	2,782	2,159
Equity-based compensation	2,493	2,570
Other non-cash charges, net	(541)	1,457
Changes in operating assets and liabilities:
Accounts receivable	(44,715)	3,229
Prepaid expenses and other current assets	(2,327)	2,471
Other non-current assets	(4,157)	(3,275)
Accounts payable	(13,736)	(7,932)
Accrued expenses and other current liabilities	19,676	14,241
Accrued salaries and payroll	6,194	1,504
Other non-current liabilities	626	337
Net cash provided by operating activities	19,043	7,721
Cash flows from investing activities
Purchases of property and equipment	(5,092)	(4,156)
Capitalized software development	(4,891)	(5,024)
Cash paid for acquisitions, net of cash acquired	—	(96)
Net cash used in investing activities	(9,983)	(9,276)
Cash flows from financing activities
Repayments of debt	(6,263)	(6,263)
Borrowings on line of credit	30,000	50,000
Repayments on line of credit	(30,000)	(40,000)
Payment of holdbacks	—	(1,000)
Payment of capital lease obligations	—	(402)
Other financing	(1,240)	—
Net cash (used in) provided by financing activities	(7,503)	2,335
Net increase in cash, cash equivalents and restricted cash	1,557	780
Effect of exchange rates	(978)	(642)
Cash, cash equivalents and restricted cash
Beginning of period	24,059	21,180
End of period	$24,638	$21,318
Cash paid for
Interest	$51,355	$36,279
Income taxes	787	(21)
Supplemental schedule of non-cash operating activities
Unpaid deferred offering costs	$2,975	$—
Supplemental schedule of non-cash investing and financing activities
Unpaid property and equipment and capitalized software purchases	$468	$433

Reconciliation of GAAP Measures to Non-GAAP Measures (Unaudited)

The following table reconciles our non-GAAP financial measure of Adjusted EBITDA and Adjusted EBITDA Service Margin to our most directly comparable financial measures calculated and presented in accordance with GAAP.

	Three Months Ended September 30,
	2021	2020
	(in thousands, except percent)
Net income (loss)	$7,281	$(27,042)
Income tax expense	649	1,466
Interest expense	18,518	18,597
Depreciation and amortization	19,531	19,808
EBITDA	45,979	12,829
Equity-based compensation	841	880
Realized and unrealized gain (loss) on foreign exchange	24	(185)
Merger integration expenses (1)	193	2,138
Technology investments (2)	1,690	—
Other items (3)	2,895	12,380
Adjusted EBITDA	$51,622	$28,042
Service Revenue	$152,332	$98,587
Net income (loss) service margin (4)	4.8%	27.4%
Adjusted EBITDA service margin (5)	33.9%	28.4%

(1)Merger integration expenses consist primarily of information technology ("IT") related costs including personnel expenses, professional and service fees associated with the integration of customers and operations of General Information Solutions LLC ("GIS") into HireRight, LLC following the combination of the parent companies of GIS and HireRight, LLC in July 2018. The integration was substantially completed by the end of 2020.

(2) Technology investments represent discovery phase costs associated with the build out and implementation of various technologies that will be used to achieve greater operational efficiencies.

(3) Other items include (i) exit costs associated with one of our facilities during the three months ended September 30, 2021, (ii) costs related to the preparation of the Company's initial public offering during 2021, (iii) $12.1 million of legal settlement costs associated with a single litigation matter related to a predecessor entity of the Company for a claim dating back to 2009, and (iv) $0.3 million of severance costs incurred in connection with reducing our employee headcount in an effort to right-size our business in response to COVID-19 during the quarter ended September 30, 2020.

(4) Net income (loss) service margin is calculated as net income (loss) as a percentage of service revenue.

(5) Adjusted EBITDA service margin is calculated as Adjusted EBITDA as a percentage of service revenue.

The following table sets forth a reconciliation of net loss to Adjusted Net Income (Loss) for the periods presented:

	Three Months Ended September 30,
	2021	2020
	(in thousands)
Net income (loss)	$7,281	$(27,042)
Income tax expense	649	1,466
Income (loss) before income taxes	7,930	(25,576)
Equity-based compensation	841	880
Realized and unrealized gain (loss) on foreign exchange	24	(185)
Merger integration expenses(1)	193	2,138
Technology investments (2)	1,690	—
Other items (3)	2,895	12,380
Adjusted income (loss) before income taxes	13,573	(10,363)
Adjusted income taxes (4)	360	732
Adjusted Net Income (Loss)	$13,213	$(11,095)

(1) Merger integration expenses consist primarily of IT related costs including personnel expenses, professional and service fees associated with the integration of GIS, as discussed in footnote 1 to the immediately preceding table, which commenced in July 2018 and was substantially completed by the end of 2020.

(2) Technology investments represent discovery phase costs associated with the build out and implementation of various technologies that will be used to achieve greater operational efficiencies.

(3) Other items include (i) exit costs associated with one of our facilities during the quarter ended September 30, 2021, (ii) costs related to the preparation of the Company's public offering during 2021, (iii) $12.1 million of legal settlement costs associated with a single litigation matter related to a predecessor entity of the Company for a claim dating back to 2009, and (iv) $0.3 million of severance costs incurred in connection with reducing our employee headcount in an effort to right-size our business in response to COVID-19 during the quarter ended September 30, 2020.

(4) An adjusted effective income tax rate has been determined for each period presented by applying the statutory income tax rates and the provision for deferred income taxes to the pre-tax adjustments, which was used to compute Adjusted Net Income (Loss) for the periods presented.

Key Metrics

The key metrics used to help us evaluate our business, identify trends and formulate business plans and strategy are set forth in the table below and as described in the following text:

	Three Months Ended September 30,
	2021	2020
	(in thousands, except percent)
New business revenue	$10,873	$9,354

We measure net revenue retention on a year-to-date basis. Net revenue retention for the nine months ended September 30, 2021 and 2020 was 133.8% and 75.7%, respectively.

Net Revenue Retention

We generally have long standing relationships with our customers as evidenced by the nine-year average tenure of our enterprise customers. The revenue from these customers is highly reoccurring in nature. In addition, our ability to cross sell and expand our services with our existing customers is an important component of our growth strategy. We measure the success of our customer retention and expansion through net revenue retention particularly among our top 1,250 customers who represent approximately 70% of our total revenue. Net revenue retention is a measure of our ability to retain and grow business from our customer base. It is calculated as the total revenue derived in the current fiscal period by our top 1,250 customers, divided by the total revenue derived in the prior fiscal period from the same 1,250 customers based on the prior fiscal period revenue composition. The 1,250 customers used for this metric may vary from period to period, as defined by the revenue composition of the period immediately preceding the presented fiscal year. Net revenue retention increased in the 2021 period as general client ordering patterns showed a significant volume and product mix improvement over the COVID impacted prior year quarter.
New Business Revenue

In addition to expanding revenue with our existing customer base, adding new customers to our portfolio is an important driver of growth. New business revenue is a measure of our ability to establish new sources of business from customers outside of our existing base of business. New business represents revenue recognized under a new customer contract during the first year of the contract term. We have a sales and sales support staff in nine countries focused on expanding our reach and penetration into new markets and regions. Although new contracts are typically three years in duration, new business revenue is determined over the first year of the contract. Continuing to grow this important metric is critical to the success of our business. New business revenue increased in the three months ended September 30, 2021 compared to the prior year period due to volume and product mix improvement over the COVID impacted prior year quarter.